Exhibit 3.29

CERTIFICATE OF INCORPORATION

OF

DELL MARKETING CORPORATION

FIRST: The name of the corporation is DELL MARKETING CORPORATION.

SECOND: The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the corporation at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful business, act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of capital stock of the corporation shall be one thousand (1,000) shares of Common Stock of the par value of $.01 per share.

FIFTH: The incorporator of the corporation is Michael S. Dell, 161 Headway Circle, Building Three, Austin, Texas 7 8754.

SIXTH: The name and mailing address of the person who is to serve as the director of the corporation until the appropriate annual meeting of stockholders or until his successor is elected and qualified is as follows:

Name	Mailing Address
Michael S. Dell	1611 Headway Circle Building Three Austin, Texas 787 54

The number of directors of the corporation shall be fixed as specified or provided for in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws shall so provide. No stockholders of the corporation shall have any right to cumulate votes in the election of directors.

SEVENTH: Except as otherwise provided by statute, any action that might have been taken at a meeting of stock-holders by a vote of the stockholders may be taken with the written consent of stockholders owning (and by such written consent, voting) in the aggregate not less than the minimum percentage of the total number of shares that by statute, this Certificate of Incorporation or the by-laws are required to be voted with respect to such proposed corporate action; provided, however, that the written consent of a stockholder who would not have been entitled to vote upon the action if a meeting were held shall not be counted; and further provided, that prompt notice shall be given to all stockholders of the taking of such corporate action without a meeting if less than unanimous written consent of all stockholders who would have been entitled to vote on the action if a meeting were held is obtained.

EIGHTH: In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the corporation or adopt new by-laws, without any action on the part of the stockholders; provided, however, that no such adoption, amendment, or repeal shall be valid with respect to by-law provisions which have been adopted, amended, or repealed by the stockholders; and further provided, that by-laws adopted or amended by the directors and any powers thereby conferred may be amended, altered, or repealed by the stockholders.

NINTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for such liability as is expressly not subject to limitation under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended to further limit or eliminate such liability. Moreover, the corporation shall, to the fullest extent permitted by law, indemnify any and all officers and directors of the corporation, and may, to the fullest extent permitted by law or to such lesser extent as is determined in the discretion of the Board of Directors, indemnify any and all other persons whom it shall have power to indemnify, from and against all expenses, liabilities or other matters arising out of their status as such or their acts, omissions or services rendered in such capacities. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

TENTH: The corporation shall have the right, subject to any express provisions or restrictions contained in the Certificate of Incorporation or by-laws of the corporation, from time to time, to amend the Certificate of Incorporation or any provision thereof in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of the corporation by the Certificate of Incorporation or any amendment thereof are conferred subject to such right.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 29th day of October, 1987.

/s/ Michael S. Dell
Michael S. Dell

CERTIFICATE OF MERGER

OF

DELL FIELD SALES CORPORATION

a Delaware corporation

INTO

DELL MARKETING CORPORATION

a Delaware corporation

(Under Section 251 of the General

Corporation Law of the State of Delaware)

DELL MARKETING CORPORATION hereby certifies that:

(1)	The name and state of incorporation of each of the constituent corporations of this merger are:

(a)	Dell Field Sales Corporation, a Delaware corporation; and

(b)	Dell Marketing Corporation, a Delaware corporation.

(2)

An agreement and plan of merger has been approved, adopted, certified, executed and acknowledged by Dell Field Sales Corporation and by Dell Marketing Corporation in accordance with the provisions of Section 251 of the General Corporation Law of the State of Delaware.

(3)	The name of the surviving corporation is Dell Marketing Corporation.

(4)	The certificate of incorporation of Dell Marketing Corporation, without amendment, shall be the certificate of incorporation of the surviving corporation.

(5)	The executed agreement and plan of merger is on file at the principal place of business of Dell Marketing Corporation, at 9505 Arboretum Boulevard, Austin, Texas 78759.

(6)

A copy of the agreement and plan of merger will be furnished by Dell Marketing Corporation on request and without cost, to any stockholder of Dell Marketing Corporation or Dell Field Sales Corporation.

IN WITNESS WHEREOF, Dell Marketing Corporation has caused this certificate to be signed by Frances E. Wilde, its Vice-President, and attested by William P. Braden, its Assistant Secretary, on the 5th day of November, 1990.

ATTEST:	DELL MARKETING CORPORATION

/s/ William P. Braden	By:	/s/ Frances E. Wilde
Assistant Secretary		Vice-President

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1. The name of the corporation (hereinafter called the ‘‘corporation”) is

DELL MARKETING CORPORATION

2. The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on September 30, 1998.

/s/ TOM GREEN
TOM GREEN, Vice President

CERTIFICATE OF MERGER

MERGING

DELL MARKETING GEN. P. CORP.

INTO

DELL MARKETING CORPORATION

Pursuant to Section 251 of the Delaware General Corporation Law, the undersigned corporation does hereby certify:

FIRST: That the name and state of incorporation of each of the constituent corporations to the merger are as follows:

Name	State of Incorporation
Dell Marketing Gen. P. Corp.	Delaware
Dell Marketing Corporation	Delaware

SECOND: That an Agreement of Merger between the above two constituent corporations has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the Delaware General Corporation Law.

THIRD: That the name of the Surviving Corporation will be “Dell Marketing Corporation”.

FOURTH: That the existing Certificate of Incorporation of Dell Marketing Corporation shall be the certificate of incorporation of the Surviving Corporation.

FIFTH: That the executed Agreement of Merger is on file at the office of the Surviving Corporation at One Dell Way, Round Rock Texas 78682.

SIXTH: The Merger shall become effective at 11:59 p.m., Eastern time, on June 30, 2003.

SEVENTH: That a copy of the Agreement of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

IN WITNESS WHEREOF, Thomas B. Green, Senior Vice President and Secretary of Dell Marketing Corporation, has caused this Certificate of Merger to be executed by its duly authorized officer this 30th day of June 2003.

By:	/s/ THOMAS B. GREEN
Name:	Thomas B. Green
Title:	Senior Vice President and Secretary

CERTIFICATE OF MERGER

MERGING

DELL PROFESSIONAL SERVICES INC.

INTO

DELL MARKETING CORPORATION

Pursuant to Section 251 of the Delaware General Corporation Law, the undersigned corporation does hereby certify:

FIRST: That the name and state of incorporation of each of the constituent corporations to the merger are as follows:

Name	State of Incorporation
Dell Professional Services Inc.	Delaware
Dell Marketing Corporation	Delaware

SECOND: That an Agreement of Merger between the above two constituent corporations has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the Delaware General Corporation Law.

THIRD: That the name of the Surviving Corporation will be “Dell Marketing Corporation”.

FOURTH: That the existing Certificate of Incorporation of Dell Marketing Corporation shall be the certificate of incorporation of the Surviving Corporation.

FIFTH: That the executed Agreement of Merger is on file at the office of the Surviving Corporation at One Dell Way, Round Rock Texas 78682.

SIXTH: The Merger shall become effective at 11:59 p.m., Eastern time, on January 28, 2005.

SEVENTH: That a copy of the Agreement of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

IN WITNESS WHEREOF, Thomas H. Welch, Vice President and Assistant Secretary of Dell Marketing Corporation, has caused this Certificate of Merger to be executed by its duly authorized officer this 26th day of January 2005.

By:	/s/ THOMAS H. WELCH, JR.
Name:	Thomas H. Welch, Jr.
Title:	Vice President and Assistant Secretary

CERTIFICATE OF MERGER

MERGING

DELL CATALOG SALES CORPORATION

INTO

DELL MARKETING CORPORATION

Pursuant to Section 251 of the Delaware General Corporation Law, the undersigned corporation does hereby certify:

FIRST: That the name and state of incorporation of each of the constituent corporations to the merger are as follows:

Name	State of Incorporation
Dell Catalog Sales Corporation	Delaware
Dell Marketing Corporation	Delaware

SECOND: That an Agreement of Merger between the above two constituent corporations has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the Delaware General Corporation Law.

THIRD: That the name of the Surviving Corporation will be “Dell Marketing Corporation”.

FOURTH: That the existing Certificate of Incorporation of Dell Marketing Corporation shall be the certificate of incorporation of the Surviving Corporation.

FIFTH: That the executed Agreement of Merger is on file at the office of the Surviving Corporation at One Dell Way, Round Rock Texas 78682.

SIXTH: The Merger shall become effective at 12:00 a.m., Eastern time, on November 4, 2006.

SEVENTH: That a copy of the Agreement of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

IN WITNESS WHEREOF, Thomas H. Welch, Jr., Vice President and Assistant Secretary of Dell Marketing Corporation, has caused this Certificate of Merger to be executed by its duly authorized officer this 3rd day of November 2006.

By:	/s/ Thomas H. Welch. Jr.
Name:	Thomas H. Welch, Jr.
Title:	Vice President and Assistant Secretary

DELL MARKETING CORPORATION

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

Dell Marketing Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

FIRST: The Board of Directors of the Corporation (the “Board”), acting by unanimous written consent, dated June 29, 2010, in accordance with the applicable provisions of the DGCL and the Corporation’s Bylaws, did duly adopt resolutions (a) approving the amendment to the Corporation’s Certificate of Incorporation described herein, (b) directing that such amendment be submitted to the sole stockholder of the Corporation for consideration and (c) directing that, upon approval and adoption of such amendment by the sole stockholder of the Corporation, this Certificate of Amendment be executed and filed with the Secretary of State of the State of Delaware.

SECOND: The sole stockholder of the Corporation, acting by written consent in accordance with the applicable provisions of the DGCL and the Corporation’s Bylaws, did duly consent to and approve such amendment to the Corporation’s Certificate of Incorporation.

THIRD: The Article Fourth of the Corporation’s Certificate of Incorporation is hereby amended to read in its entirety as follows:

“FOURTH: The total number of shares of capital stock of the Corporation shall be two thousand (2,000) shares of Common Stock, par value $0.01 per share.”

Such amendment having been duly adopted in accordance with the provisions of Section 242 of the DGCL and the applicable provisions of the Corporation’s Certificate of Incorporation and Bylaws, the Corporation has caused the Certificate of Amendment to be executed and attested by its duly authorized officers on June 29, 2010.

DELL MARKETING CORPORATION

By:	/s/ Lawrence P. Tu
Lawrence P. Tu
Senior Vice President and Secretary

Attest:

/s/ Janet B. Wright
Janet B. Wright
Vice President and Assistant Secretary

CERTIFICATE OF MERGER

OF

ASAP SOFTWARE EXPRESS, INC.

WITH AND INTO

DELL MARKETING CORPORATION

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law (the “DGCL”), Dell Marketing Corporation, a Delaware corporation (the “Corporation”), hereby certifies as follows:

FIRST: The name and state of incorporation of each of the constituent corporations to the merger (the “Merger”) are as follows:

NAME	STATE OF INCORPORATION
ASAP Software Express, Inc.	Illinois
Dell Marketing Corporation	Delaware

SECOND: An Agreement and Plan of Merger, dated as of October 15,2020 (the “Merger Agreement”) has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD: The name of the surviving corporation in the Merger is Dell Marketing Corporation.

FOURTH: Upon the consummation of the Merger, the certificate of incorporation of the Corporation as in effect immediately prior to the Merger shall be the certificate of incorporation of the surviving corporation until thereafter changed or amended as provided therein or by the DGCL.

FIFTH: The executed Merger Agreement is on file at the principal place of business of the surviving corporation, the address of which is One Dell Way, Round Rock, TX 78682.

SIXTH: An executed copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: The Merger shall be effective immediately upon filing of this Certificate of Merger with the Secretary of State of the State of Delaware. The Merger shall become effective at 1:00 a.m. EST, on October 23,2020.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Merger to be duly executed this 15th day of October, 2020.

DELL MARKETING CORPORATION

By:	/s/ Robert L. Potts
Name: Robert L. Potts
Title: Assistant Secretary & Senior Vice President

CERTIFICATE OF MERGER

OF

FORCE10 NETWORKS, INC.

(A Delaware corporation)

WITH AND INTO

DELL MARKETING CORPORATION

(A Delaware corporation)

Dated: October 27,2020

Pursuant to Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”), Dell Marketing Corporation, a Delaware corporation (the “Corporation”), hereby certifies to the following facts relating to the merger of Force 10 Networks, Inc., a Delaware corporation (“Force 10”), with and into the Corporation (the “Merger”):

FIRST: The name and state of incorporation of each constituent corporation that is a party to the Merger are as follows:

Name:	State of Incorporation
Dell Marketing Corporation	Delaware
Force 10 Networks, Inc.	Delaware

SECOND: An Agreement and Plan of Merger by and between the Corporation and Force 10 (the “Merger Agreement”) has been approved, adopted, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the DGCL (and by the written consent of the sole stockholder of each of the constituent corporations in accordance with Section 228 of the DGCL).

THIRD: The name of the corporation surviving the Merger (the “Surviving Corporation”) is Dell Marketing Corporation, a Delaware corporation.

FOURTH: The certificate of incorporation of the Corporation as in effect immediately prior to the Merger shall be the certificate of incorporation of the Surviving Corporation.

FIFTH: An executed copy of the Merger Agreement is on file at an office of the Surviving Corporation located at One Dell Way, Round Rock, Texas 78682.

SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either of the constituent corporation.

[Signature page follows]

IN WITNESS WHEREOF, this Certificate of Merger has been duly executed as of the date first written above.

DELL MARKETING CORPORATION
a Delaware corporation

By:	/s/ Robert Potts
Name: Robert Potts
Title: Senior Vice President and Assistant Secretary

[Signature Page to Certificate of Merger – Force 10]